UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017 (February 22, 2017)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of PDC Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission on July 8, 2016 (the “Original Form 8-K”), which reported the assignment of principal financial officer duties of the Company to R. Scott Meyers, the Company’s Chief Accounting Officer.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, the Company’s Compensation Committee authorized the Company to grant Mr. Meyers 902 restricted stock units (the “Restricted Stock Units”) of the Company’s common stock, which grant is expected to be made coincident with the Company’s non-Senior Management Team employees’ annual grant, expected to occur in late March or early April 2017.  The Restricted Stock Units would vest in one-third increments on the first, second and third anniversaries of the grant date.  In addition, the Company’s Compensation Committee authorized the Company to grant Mr. Meyers a cash bonus equal to $267,000 (the “Cash Bonus”).  An indeterminate amount of such Restricted Stock Units and Cash Bonus was granted as compensation for Mr. Meyer’s previously announced service as the Company’s principal financial officer during part of 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017

PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

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